Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Third Quarter 2003 Sales Up 7%,
Earnings Per Diluted Share in Line with Company’s Expectations

Milford, Massachusetts, October 22, 2003 – Waters Corporation (NYSE/WAT) reported today third quarter 2003 sales of $230.4 million, an increase of 7 % over sales of $216.0 million in the third quarter of 2002. Sales for the quarter benefited from the positive effects of currency translation that contributed approximately 5% to the quarter’s reported growth. Quarterly earnings per diluted share (E.P.S.) were $0.29, compared to $0.29 for the third quarter in 2002. On a pro-forma basis, excluding an in-process R&D charge, E.P.S. were $0.33 for the quarter, an increase of 14% over the last year’s third quarter E.P.S. of $0.29. Free cash flow for the quarter was approximately $34 million.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Growth in our HPLC business, driven by improved pharmaceutical spending in the U.S., highlighted our third quarter performance. This business improvement was somewhat offset by continued weakness in the proteomics and drug discovery markets affecting our mass spectrometry products. However, late in the quarter, we began customer shipments of the Quattro Premier™ marking our re-entry into the domestic high-end tandem quadrupole market. We are confident that our new Quattro Premier™ will accelerate growth of our worldwide market share in this resilient and growing product market.”

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2003 financial results conference call this morning, October 22, 2003, at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through October 28, 2003, similarly by webcast, and also by phone at 402-220-5317.

Waters Corporation holds worldwide leading positions in three complementary analytical technologies – high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis (TA). These markets account for $4.4 billion of the overall $20 billion analytical instrument market.

CAUTIONARY STATEMENT

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products, the short-term effect on sales and expenses as a result of the formerly announced combination of the Waters and Micromass sales, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2003	2002	2003	2002

Net sales	230,381	216,045	683,132	633,578
Cost of sales	95,045	89,832	284,744	265,066

Gross profit	135,336	126,213	398,388	368,512

Selling, general and administrative expenses	66,743	62,759	197,033	183,896
Research and development expenses	15,106	13,576	42,456	38,499
Purchased intangibles amortization	1,179	860	3,234	2,697
Litigation provisions (A)	—	—	1,500	2,800
Loss on disposal of business (B)	—	—	5,031	—
Restructuring and other unusual charges (C)	(135)	—	1,079	—
Expensed in-process research and development (D)	5,160	—	5,160	—

Operating income	47,283	49,018	142,895	140,620

Other income, net	—	—	—	116
Interest income, net	1,550	1,661	4,279	4,539
Income from operations before income taxes	48,833	50,679	147,174	145,275

Provision for income taxes	12,419	11,656	34,685	33,301
Income before cumulative effect of change in accounting principle	36,414	39,023	112,489	111,974

Cumulative effect of change in accounting principle (E)	—	—	—	(4,506)
Net income	36,414	39,023	112,489	107,468

Income per basic common share:
Net income before cumulative effect of accounting principle change	0.30	0.30	0.91	0.85
Cumulative effect of change in accounting principle (E)	—	—	—	(0.03)
Net income	0.30	0.30	0.91	0.82

Income per diluted common share:
Net income before cumulative effect of accounting principle change	0.29	0.29	0.87	0.82
Cumulative effect of change in accounting principle (E)	—	—	—	(0.03)
Net income	0.29	0.29	0.87	0.79

Weighted average number of basic common shares	122,240	130,788	124,000	131,090

Weighted average number of diluted common shares and equivalents	126,709	135,483	128,568	136,511

(A)	The results for the nine months ended September 30, 2003 include a $1.5 million provision for an environmental matter with the Commonwealth of Massachusetts.

(B)	The results for the nine months ended September 30, 2003 include a loss on disposal of the inorganic mass spectrometry product line.

(C)	The results for the three and nine months ended September 30, 2003 include restructuring and other incremental costs and adjustments recorded in relation to the Company’s reorganization of the HPLC and mass spectrometry businesses, and restructuring charges relating to the acquisition of the rheology business of Rheometric Scientific, Inc.

(D)	The results for the three and nine months ended September 30, 2003 include charges for expensed in-process research and development relating to the acquisition of Creon Lab Control, AG.

(E)	Effect at January 1, 2002 of a change in accounting method for patent related costs.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2003	2002	2003	2002

Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with pro-forma results:

Income per diluted share before cumulative effect of change in accounting principle	0.29	0.29	0.87	0.82

Adjustment for litigation provisions, net of tax	—	—	1,155	2,044
Income per diluted share effect	—	—	0.01	0.01

Adjustment for restructuring and other unusual charges, net of tax	(104)	—	831	—
Income per diluted share effect	(0.00)	—	0.01	—

Loss on disposal of business, net of tax	—	—	3,522	—
Income per diluted share effect	—	—	0.03	—

Other expense, write down of certain investments, net of tax	—	—	—	(89)
Income per diluted share effect	—	—	—	(0.00)

Expensed in-process research and development	5,160	—	5,160	0
Income per diluted share effect	0.04	—	0.04	—

Pro-forma income per diluted share:	0.33	0.29	0.96	0.83

The pro-forma income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non-operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	September 30, 2003	December 31, 2002

Cash and cash equivalents	288,120	263,312
Restricted cash	0	49,944
Accounts receivable	195,711	196,273
Inventories	124,947	130,241
Other current assets	16,251	13,341
Total current assets	625,029	653,111

Property, plant and equipment, net	106,780	100,329
Other assets	301,274	255,478
Total assets	1,033,083	1,008,918

Notes payable and debt	181,110	2,665
Accounts payable and accrued expenses	257,694	313,758
Total current liabilities	438,804	316,423

Other long-term liabilities	29,334	27,185
Total liabilities	468,138	343,608

Total equity	564,945	665,310
Total liabilities and equity	1,033,083	1,008,918